EX (j)(1)

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

POWERS OF ATTORNEY FOR A LIMITED PURPOSE

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Scott L. Berlin, Craig L. DeSanto, Thomas F. English, Nicholas E. Pasyanos, Janis C. Rubin and Charles A. Whites, Jr. as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him in his name, place and stead, to sign any and all registration statements or other filings made with the Securities and Exchange Commission or any state regulatory agency or authority applicable to New York Life Insurance and Annuity Corporation Corporate Sponsored Variable Universal Life Separate Account – I (File Numbers 333-07617, 333-48300, 333-161336 and 333-232790) and any amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person in his capacity as a Director or officer of New York Life Insurance and Annuity Corporation, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

These Powers of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

/s/ Christopher T. Ashe	/s/ Dylan W. Huang
Christopher T. Ashe	Dylan W. Huang

/s/ David G. Bedard	/s/ Mark J. Madgett
David G. Bedard	Mark J. Madgett

/s/ Elizabeth K. Brill	/s/ Theodore A. Mathas
Elizabeth K. Brill	Theodore A. Mathas

/s/ Alexander I. M. Cook	/s/ Amy Miller
Alexander I. M. Cook	Amy Miller

/s/ Robert M. Gardner	/s/ Arthur H. Seter
Robert M. Gardner	Arthur H. Seter

/s/ Matthew M. Grove	/s/ Joel M. Steinberg
Matthew M. Grove	Joel M. Steinberg

/s/ Frank M. Harte	/s/ Matthew D. Wion
Frank M. Harte	Matthew D. Wion

/s/ Thomas A. Hendry
Thomas A. Hendry

Dated: December 12, 2019